Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	July 25, 2012 For Immediate Release

Contact:	Marty Kropelnicki (408) 367-8200 (analysts) Shannon Dean (310) 257-1435 (media)

CALIFORNIA WATER SERVICE GROUP NAMES NEW

CORPORATE CONTROLLER

SAN JOSE, CA  —  California Water Service Group (NYSE: CWT) today announced the selection of David B. Healey as Corporate Controller and its principal accounting officer, effective July 25, 2012.  Healey, age 56, has served as Interim Controller since April 30, 2012.

Healey is a Certified Public Accountant and a Certified Management Accountant with more than 20 years of experience in finance, including eight years of public company experience as a controller.  Prior to joining California Water Service Group in 2009 as Director of Financial Reporting, he served as a subsidiary controller for SunPower Corporation.  Prior to that, he was Corporate Controller and Treasurer for Hall, Kinion & Associates, Inc., and Director of Corporate Accounting for Pacific Gas & Electric Company.

“Dave is a seasoned and talented finance professional who has a strong background in regulatory accounting and rate-making. I congratulate him on his new appointment as Corporate Controller and look forward to working with him in his new role,” said Vice President and Chief Financial Officer Martin A. Kropelnicki.

Healey earned his Bachelor of Science Degree in Accounting from the University of San Francisco and resides with his family in South San Francisco.

California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services.  Together these companies provide regulated and non-regulated water service to nearly 2 million people in 100 California, Washington, New Mexico, and Hawaii communities.  Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

Additional information is available at our Web site at www.calwatergroup.com.

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